Exhibit 99.1

Destination Maternity Corporation

Withdraws Proposal to Combine with Mothercare

Philadelphia, PA, 25 July, 2014 - Destination Maternity Corporation (Nasdaq: DEST) (“Destination Maternity”) today announces that it does not intend to make an offer for Mothercare plc (“Mothercare” or the “Company”) and is withdrawing its proposal for a possible combination with Mothercare.

On 2 July 2014, Destination Maternity made an announcement confirming its interest in a possible combination with Mothercare and confirming its submission of two non-binding written proposals for a possible combination, both of which had been rejected by the Board of Directors of Mothercare. This announcement was required by the UK Takeover Code (the “Code”) in light of press speculation at the time regarding Destination Maternity’s interest in a possible combination with Mothercare.

Following the announcement on 2 July 2014, Destination Maternity’s financial adviser canvassed the views of shareholders who hold a substantial proportion of Mothercare shares. While Destination Maternity believes that its proposal was compelling, it is clear that the shareholders of Mothercare believe that only a very significant increase in the value of such proposal would be acceptable. In light of this and considering Destination Maternity has not been permitted by the Mothercare Board to conduct customary due diligence, Destination Maternity is unwilling to increase the value of its proposal and has therefore decided to withdraw its proposal.

The Mothercare Board and certain Mothercare shareholders presented concerns to Destination Maternity’s financial adviser regarding Destination Maternity’s ability to finance the combination with Mothercare. Destination Maternity had (subject to due diligence and certain other matters including the negotiation and execution of definitive documentation): (1) negotiated the terms of an in-principle, non-binding, financing package consisting of equity and second-lien debt to be provided by a leading U.S.-based private equity firm; and (2) received in-principle, non-binding, support from Bank of America Merrill Lynch to arrange senior secured debt financing. These financing arrangements, if implemented, would have ensured an appropriate capital structure for the combined business.

Ed Krell, Chief Executive Officer and a Director of Destination Maternity, said:

“We are disappointed that the shareholders of Mothercare have not supported our proposal and that the Board of Mothercare was unwilling to allow us to conduct customary due diligence and engage in discussions with us regarding our proposal.

We believe that there was a strong strategic rationale for the combination of these highly complementary businesses, which would have enhanced the product range of both companies, spanning the pregnancy to toddler life-cycle. We further believe the combination would have created a global leader in maternity, baby and children’s apparel and products capable of accelerating the growth and long-term development of both businesses across channels and in markets around the world. In addition, we believe that Destination Maternity’s management expertise and strong maternity apparel offering would have provided an attractive enhancement to the Mothercare UK turnaround plan.

Our proposals to Mothercare about a possible combination show our willingness to pursue potential opportunities to help drive shareholder value for Destination Maternity and are consistent with our stated strategic objective to enhance our position as a global leader in maternity apparel, including through international expansion. At the same time, our announcement today that we do not intend to make an offer for Mothercare demonstrates that we will continue to maintain strict financial discipline in evaluating potential initiatives and opportunities.

We will continue to focus on delivering our strategy to drive sales and profit growth, both in the United States and through the continued expansion of our brands internationally.”

This announcement is made in accordance with Rule 2.8 of the Code. As a result of this announcement Destination Maternity will, together with any party acting in concert with it, be bound by the restrictions contained in Rule 2.8 of the Code.

A copy of this announcement will be available on Destination Maternity’s website at www.destinationmaternitycorp.com.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2014, Destination Maternity operates 1,901 retail locations, including 575 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,326 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea and Mexico. As of June 30, 2014, Destination Maternity has 77 international franchised locations, including 18 Destination Maternity branded stores and 59 shop-in-shop locations.

Enquiries:

Bank of America Merrill Lynch
Peter Bell / David Russell / David Finkelstein	+44 207 996 1000

Brunswick UK
Tim Danaher / Mike Smith	+44 207 404 5959

Brunswick U.S.
Jayne Rosefield / Christopher Beattie	+1 212 333 3810

Statement by Financial Adviser

Merrill Lynch, Pierce, Fenner & Smith Inc. and Merrill Lynch International (“Bank of America Merrill Lynch”), subsidiaries of Bank of America Corporation, are acting exclusively for Destination Maternity in connection with the possible offer and for no one else and will not be responsible to anyone other than Destination Maternity for providing the protections afforded to their clients or for providing advice in relation to this announcement or any matters referred to herein.

Forward-Looking Statements

Destination Maternity cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of Destination Maternity, including those regarding potential acquisitions and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. The following factors, among others, in some cases have affected and in the future could affect Destination Maternity’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the possibility that an offer will or will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed acquisition, adverse effects on the market price of Destination Maternity ’s common stock and on Destination Maternity ’s operating results because of a failure to complete the proposed acquisition, failure to realise any benefits of the proposed acquisition,, the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to generate sufficient free cash flow to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in Destination Maternity ’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Destination Maternity assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Mothercare, Destination Maternity or the combined business following completion of any transaction unless otherwise stated.